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                                                                EXHIBIT 99.14(c)


                  [PITNEY, HARDIN, KIPP & SZUCH LETTERHEAD]



                                                         October 17, 1996


Nuveen Flagship Multistate Trust II
333 West Wacker Drive
Chicago, IL  60606

        Re: Reorganization of Nuveen New Jersey Tax-Free Value Fund and Flagship New Jersey Double Tax Exempt Fund

Dear Ladies and Gentlemen:

        We have acted as special New Jersey counsel to Nuveen Flagship Multistate Trust II, a Massachusetts business trust (the "Fund"), concerning a Registration Statement (Registration No. 333-09781) on Form N-14 under the Securities Act of 1933, as amended (the "Registration Statement"), covering the Reorganization of Nuveen New Jersey Tax-Free Value Fund and Flagship New Jersey Double Tax Exempt Fund. We hereby consent to the filing of this letter as an exhibit to the Registration Statement and the reference to our firm under the caption "Tax Matters - State Tax Matters" in the Statement of Additional Information which is a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.



                                        Very truly yours,

                                        /s/ Pitney, Hardin, Kipp & Szuch

                                        PITNEY, HARDIN, KIPP & SZUCH